UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Molecular Templates, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing party:

4)	Date Filed:

MOLECULAR TEMPLATES, INC.

April 30, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 annual meeting of stockholders of Molecular Templates, Inc. to be held at 8:30 a.m. EDT on Thursday, May 31, 2018 at Harborside 5, 185 Hudson Street, Suite 1510, Jersey City, NJ 07311.

Details regarding the meeting, the business to be conducted at the meeting, and information about Molecular Templates, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, two persons will be elected to our Board of Directors. In addition, we will ask stockholders to approve the 2018 Equity Incentive Plan, to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending 2018, and to approve by an advisory vote the compensation of our named executive officers, as disclosed in this proxy statement. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Molecular Templates, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Eric E. Poma, Ph.D.
Chief Executive Officer and Chief Scientific Officer

MOLECULAR TEMPLATES, INC.

April 30, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME: 8:30 a.m. EDT

DATE: Thursday, May 31, 2018

PLACE: Harborside 5, 185 Hudson Street, Suite 1510, Jersey City, NJ 07311

PURPOSES:

1.	To elect two directors to serve three-year terms expiring in 2021;

2.	To approve the 2018 Equity Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2018;

4.	To approve by an advisory vote the compensation of our named executive officers, as disclosed in the accompanying proxy statement;

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Molecular Templates, Inc. common stock at the close of business on April 10, 2018. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 9301 Amberglen Blvd, Suite 100, Austin, TX 78729.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Barbara Ruskin
Secretary

ii

MOLECULAR TEMPLATES, INC.

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

PROXY STATEMENT FOR MOLECULAR TEMPLATES, INC.

2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2018

This proxy statement, along with the accompanying notice of 2018 annual meeting of stockholders, contains information about the 2018 annual meeting of stockholders of Molecular Templates, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 8:30 a.m. EDT on Thursday, May 31, 2018, at Harborside 5, 185 Hudson Street, Suite 1510, Jersey City, NJ 07311.

In this proxy statement, we refer to Molecular Templates, Inc. as “MTEM,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board”) for use at the annual meeting.

On or about May 4, 2018, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which includes our financial statements for the fiscal year ended December 31, 2017.

EXPLANATORY NOTE

On August 1, 2017, Molecular Templates, Inc., formerly known as Threshold Pharmaceuticals, Inc. (“Threshold”), completed its business combination with Molecular Templates OpCo, Inc., or what was then known as “Molecular Templates, Inc.” (“Private Molecular”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of March 16, 2017, by and among Molecular, Trojan Merger Sub, Inc. (“Merger Sub”), our wholly owned subsidiary, and Private Molecular, pursuant to which Merger Sub merged with and into Private Molecular, with Private Molecular surviving as our wholly owned subsidiary, now “Molecular Templates OpCo, Inc.” (the “Merger”).

In this proxy statement, unless the context specifically indicates otherwise, “the Company”, “we”, “us”, “our” and “Molecular” refer to Public Molecular and its subsidiaries following the Merger, effective on August 1, 2017, and to Private Molecular and its subsidiaries prior to the Merger. References to “Pre-Merger Threshold” means Threshold prior to the Merger effective on August 1, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 31, 2018

This proxy statement and our 2017 annual report to stockholders are available for viewing, printing and downloading at www.proxydocs.com/mtem. To view these materials please have your 12-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2017 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.mtem.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Barbara Ruskin, Molecular Templates, Inc., 9301 Amberglen Blvd, Suite 100, Austin, Texas 78729. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board is soliciting your proxy to vote at the 2018 annual meeting of stockholders to be held at Harborside 5, 185 Hudson Street, Suite 1510, Jersey City, NJ 07311, on Thursday, May 31, 2018, at 8:30 a.m. EDT and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended 2017 because you owned shares of Molecular Templates, Inc. common stock on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about April 30, 2018.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 10, 2018 are entitled to vote at the annual meeting. On this record date, there were 27,060,035 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions on the proxy card to vote by Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 5:00 p.m. Eastern Time on May 30, 2018.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the 2018 Equity Incentive Plan;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying Molecular Templates, Inc. Secretary in writing before the annual meeting that you have revoked your proxy; or

•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on certain of the proposals set forth in this proxy statement without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve Adoption of 2018 Equity Incentive Plan	The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to approve the adoption of the 2018 Equity Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2018, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 4: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, a representative of Mediant Communications, Inc., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged Alliance Advisors LLC, to act as our proxy solicitor in connection with the proposals to be acted upon at our annual meeting. Pursuant to our agreement with Alliance Advisors LLC, Alliance Advisors LLC will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the annual meeting. For these services, we will pay a fee of approximately $6,500 plus expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 8:30 a.m. EDT on Thursday, May 31, 2018 at our offices at Harborside 5, 185 Hudson Street, Suite 1510, Jersey City, NJ 07311. When you arrive at our offices, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll free number, 1-888-451-0183.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of Molecular Template, Inc.’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Molecular Template, Inc. stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•	If your Molecular Template, Inc. shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-888-451-0183 or writing them at PO BOX 505000, Louisville, KY 40233-5000.

•	If a broker or other nominee holds your Molecular Templates, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 10, 2018 for (a) the executive officers named in the Summary Compensation Table on page 20 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 10, 2018 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 27,060,035 shares of common stock outstanding on April 10, 2018.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner**	Number	Percent

Directors and Named Executive Officers:

Eric E. Poma (2)	498,175	1.81%

Jason S. Kim (3)	176,332	*

Adam D. Cutler	0	*

Wilfred E. Jaeger (4)	10,225	*

Harold E. Selick (5)	355,800	1.30%

Michael Broxson	0	*

David Hirsch (6)	4,344,802	15.24%

David R. Hoffmann (7)	14,770	*

Kevin M. Lalande (8)	8,786,100	32.44%

Scott Morenstein (9)	1,366,531	4.99%

Jonathan Lanfear	0	*

All directors and current executive officers as a group (9 persons) (10)	15,542,510	52.00%

Five Percent Stockholders:

Entities affiliated with SHV Management Services LLC (11)	8,786,100	32.44%
300 W. 6th Street, Suite 2300 Austin, TX 78701

Excel Venture Fund II, L.P. (12) 800 Boylston Street, Suite 2825 Boston, MA 02199	1,497,696	5.53%

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner**	Number	Percent

Longitude Venture Partners III, L.P. (13) 2740 Sand Hill Road, 2nd Floor Menlo Park, CA 94025	4,344,802	15.24%

Takeda Pharmaceutical Company Limited (14) 35 Landsdowne Street Cambridge, MA 02139	2,922,993	10.80%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.
(1)	Includes shares issuable upon the exercise of warrants and options to purchase common stock within 60 days following April 10, 2018.
(2)	Consists of 498,175 shares of our common stock issuable upon the exercise of options to purchase common stock.
(3)	Consists of 176,332 shares of our common stock issuable upon the exercise of options to purchase common stock.
(4)	Consists of (i) 7,953 shares of our common stock and (ii) a warrant to purchase 2,272 shares of common stock issuable upon exercise of a warrant held by Dr. Jaeger.
(5)	Consists of 40,806 shares of our common stock held by Dr. Selick and 314,994 shares of our common stock issuable upon the exercise of options to purchase common stock.
(6)	Shares reported as beneficially owned by Dr. Hirsch consists of (i) 2,896,535 outstanding shares of common stock held by Longitude Venture Partners III, L.P. and (ii) 1,448,267 shares of common stock issuable upon exercise of Warrants held by Longitude Venture Partners III, L.P. Dr. Hirsch is a member of Longitude Capital Partners III, LLC, the general partner of Longitude Venture Partners III, L.P., and may be deemed to share voting and investment power over these shares. Dr. Hirsch disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(7)	Consists of 14,770 shares of our common stock issuable upon the exercise of options to purchase common stock.
(8)	Shares reported as beneficially owned by Mr. Lalande include (i) 864,665 shares of common stock held by Santé Health Ventures I Annex Fund, L.P., (ii) 4,827 shares of common stock issuable upon exercise of Warrants held by Santé Health Ventures I Annex Fund, L.P., (iii) 7,897,298 shares of common stock held by Santé Health Ventures I, L.P. and (iv) 19,310 shares of common stock issuable upon exercise of Warrants held by Santé Health Ventures I, L.P. The securities held by Santé Health Ventures I, L.P. and Santé Health Ventures I Annex Fund, L.P. may be deemed to be beneficially owned by Mr. Lalande, who is a managing director of SHV Management Services, LLC, which is the general partner of SHV Management Services, LP, which is the general partner of Santé Health Ventures I, L.P., and SHV Annex Services, LP, which is the general partner of Santé Health Ventures I Annex Fund, L.P. As a managing director of SHV Management Services, LLC, Mr. Lalande may be deemed to share voting and investment power over these securities held by Santé Health Ventures I, L.P. and Santé Health Ventures I Annex Fund, L.P. Mr. Lalande disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(9)	Shares reported as beneficially owned by Mr. Morenstein consist of shares of our common stock held by CDK Associates L.L.C. The ownership of CDK Associates L.L.C. is subject to a 4.99% ownership blocker, pursuant to which shares of our common stock may not be issued pursuant to the Warrant, to the extent such issuance would cause CDK Associates L.L.C. to beneficially own more than 4.99% of our outstanding common stock. The share ownership numbers and percentages for Mr. Morenstein in the table above reflect this 4.99% blocker. Shares reported as beneficially owned by Mr. Morenstein include (i) 1,013,787 shares of common stock held by CDK Associates L.L.C. and (ii) a Warrant to purchase 506,893 shares of common stock held by CDK Associates L.L.C. Mr. Morenstein serves as a director of the Company. Mr. Morenstein disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(10)	See footnotes 2, 3 and 5 through 8.
(11)	This information is based on a Schedule 13D filed with the Securities and Exchange Commission (“SEC”) on August 14, 2017. Consists of (i) 864,665 shares of common stock held by Santé Health Ventures I Annex Fund, L.P., (ii) 4,827 shares of common stock issuable upon exercise of Warrants held by Santé Health Ventures I Annex Fund, L.P., (iii) 7,897,298 shares of common stock held by Santé Health Ventures I, L.P. and (iv) 19,310 shares of common stock issuable upon exercise of Warrants held by Santé Health Ventures I, L.P. The securities held by Santé Health Ventures I Annex Fund, L.P. and Santé Health Ventures I, L.P. may be deemed to be beneficially owned by Kevin Lalande, a member of our Board, Joe Cunningham, M.D. and Douglas D. French, who are managing directors (the “SHV Directors”) of SHV Management Services, LLC (“SHV Management”). SHV Management is the general partner of SHV Annex Services, LP, which is the general partner of Santé Health Ventures I Annex Fund, L.P. SHV Management is also the general partner of SHV Management Services, LP, which is the general partner of Santé Health Ventures I, L.P. Each of the SHV Directors, SHV Management, SHV Annex Services, LP and SHV Management Services, LP disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein.
(12)	This information is based on a Schedule 13G filed with SEC on February 13, 2018. Consists of (i) 1,473,559 shares of common stock held by Excel Venture Fund II, L.P. and (ii) 24,137 shares of common stock issuable upon exercise of Warrants held by Excel Venture Fund II, L.P. The securities held by Excel Venture Fund II, L.P. may be deemed to be beneficially owned by Steven R. Gullans, Juan Enriquez, Caleb M. Winder and Frederick R. Blume who are managing directors (the “Excel Directors”) of Excel Ventures II GP, LLC (“Excel GP”). Excel GP is the general partner of Excel Venture Fund II, L.P. Each of the Excel Directors and Excel GP may be deemed to share voting and investment power over the shares held by Excel Venture Fund II and disclaims beneficial ownership of these securities except to the extent of its, his or her pecuniary interest therein.
(13)	This information is based on a Schedule 13D filed with SEC on September 18, 2017. Consists of (i) 2,896,535 shares of common stock held by Longitude Venture Partners III, L.P. (“Longitude Venture III”) and (ii) 1,448,267 shares of common stock issuable upon exercise of Warrants held by Longitude Venture III. Such securities are held by Longitude Venture III and may be deemed to be beneficially owned by Longitude Capital Partners III, LLC (“Longitude Capital III”), David Hirsch, a member of our Board (“Dr. Hirsch”), Patrick G. Enright (“Mr. Enright”), and Juliet Tammenoms Bakker (“Ms. Bakker”). Longitude Capital III is the general partner of Longitude Venture III and may be deemed to share voting and investment power over our securities held by Longitude Venture III. Dr. Hirsch, Mr. Enright and Ms. Bakker are members of Longitude Capital III and Mr. Enright and Ms. Bakker are the managing members of Longitude Capital III, and all of them may be deemed to share voting and investment power over our securities held by Longitude Venture III. Each of Longitude Capital III, Dr. Hirsch, Mr. Enright and Ms. Bakker disclaims beneficial ownership of these securities except to the extent of its, his or her pecuniary interest therein.
(14)	This information is based on a Schedule 13D filed with SEC on August 10, 2017. Consists of 2,922,993 shares of common stock held by Millennium Pharmaceuticals, Inc., a wholly owned subsidiary of Takeda Pharmaceutical Company Limited. These shares may be deemed to be beneficially owned by (i) Takeda Pharmaceutical Company Limited, (ii) Takeda Pharmaceuticals U.S.A., Inc., (iii) Takeda Pharmaceuticals International AG, (iv) Takeda Pharma A/S, (v) Takeda A/S, and (vi) Takeda Europe Holdings B.V.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Charter provides that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board currently consists of seven members, classified into three classes as follows: (1) Eric E. Poma, Ph.D. and Harold E. Selick, Ph.D. constitute a class with a term ending at the 2020 annual meeting; (2) Kevin Lalande, David Hirsch, M.D., Ph.D. and David R. Hoffmann constitute a class with a term ending at the 2019 annual meeting; and (3) Michael Broxson and Scott Morenstein constitute a class with a term ending at the 2018 annual meeting. Michael Broxson will not stand for re-election at the end of his current term.

On April 27, 2018, our Board accepted the recommendation of the Nominating and Governance Committee and voted to nominate Jonathan Lanfear and Scott Morenstein for election at the annual meeting for a term of three years to serve until the 2021 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Jonathan Lanfear	49	Nominee for Class II Director
Scott Morenstein	42	Class II Director
David Hirsch, M.D., Ph.D.	47	Class III Director
David R. Hoffmann	73	Class III Director
Kevin M. Lalande	45	Class III Director
Eric E. Poma, Ph.D.	46	Chief Executive Officer and Chief Scientific Officer; Class I Director
Harold E. Selick, Ph.D.	64	Class I Director; Chairman of Board of Directors

Our Board has reviewed the materiality of any relationship that each of our directors has with Molecular Templates, Inc., either directly or indirectly. Based upon this review, our Board has determined that the following members or nominees of the Board are “independent directors” as defined by The Nasdaq Stock Market: Jonathan Lanfear, David Hirsch, David R. Hoffmann, Kevin M. Lalande and Scott Morenstein.

Nominees for Class II Director

Jonathan Lanfear, age 49, is the Vice President and Global Head of Oncology & Neuroscience Business Development at Takeda Pharmaceuticals International. Prior to joining Takeda in 2011, Mr. Lanfear spent approximately 8 years at Pfizer Inc. as a Senior Director and Transactions Lead in the Worldwide Business Development, Strategy, & Innovation group. Mr. Lanfear previously served in a biotechnology equity research position at AG Edwards/Wachovia and in a business development position at Searle/Pharmacia where he worked on several significant licensing transactions prior to the company’s acquisition. Mr. Lanfear holds a B.S. in Chemical Engineering and a Master’s degree in Bioengineering, both from the University of Michigan (Ann Arbor), and an MBA from Washington University (St. Louis). Mr. Lanfear currently serves on the board of directors of Aquinnah Pharmaceuticals, a privately-held neurodegeneration-focused company. Our Board has concluded that Mr. Lanfear should serve as a director of the Company based on Mr. Lanfear’s industry perspective and experience.

Scott Morenstein, age 42, has been a director of the Company effective as of the Merger in August 2017. Mr. Morenstein serves as Managing Director of CAM Capital, where he leads healthcare private equity investing. CAM Capital was established in 2012 by Bruce Kovner following his retirement from Caxton Associates, the macro hedge fund he founded and managed from 1983 to 2011. Prior to joining CAM Capital in 2013, Mr. Morenstein served as Managing Director at Valence Life Sciences and before that Principal at Caxton Advantage Venture Partners, which he joined in 2007. Prior to joining Caxton Advantage, Mr. Morenstein served as an investment banking associate and founding member of Seaview Securities. Mr. Morenstein began his career at Lehman Brothers as a healthcare investment banker and equity research analyst. Mr. Morenstein has more than 15 years’ experience in biopharmaceutical investing, equity research and investment banking. Mr. Morenstein led CAM’s investment in and served as a director of Celator Pharmaceuticals until its acquisition by Jazz Pharmaceuticals in July 2016. He was nominated a director of Synta Pharmaceuticals to advise the company as it explored strategic alternatives ultimately leading to a merger with Madrigal Pharmaceuticals. He served as a member of Gemin X’s board of directors until its acquisition by Cephalon. He currently serves as a director of Velicept Therapeutics. Mr. Morenstein received an M.B.A. from Harvard Business School and a B.A. from the University of Pennsylvania with a degree in the Biological Basis of Behavior with a Concentration in the Physiology of Neural Systems. Our Board has concluded that Mr. Morenstein should serve as a director of the Company based on Mr. Morenstein’s industry and financial expertise and experience.

Class III Directors

David Hirsch, M.D., Ph.D., age 47, has been a director of the Company effective as of the Merger in August 2017. Since 2007, Dr. Hirsch has served as a Founder and Managing Director at Longitude Capital, where he focuses on investments in biotechnology. From 2005 to 2006, Dr. Hirsch was Vice President of Pequot Capital Management, where he worked in the life sciences practice. Prior to Pequot Capital Management, Dr. Hirsch was an Engagement Manager in the pharmaceutical practice of McKinsey & Company. While at McKinsey & Company, he worked with many large pharmaceutical companies across a range of projects including clinical and commercial strategies, M&A evaluations, portfolio prioritization and managed care strategy. Dr. Hirsch currently serves on the board of directors of Collegium Pharmaceutical, Rapid Micro Biosystems, Inc., Tricida, Inc., Velicept Therapeutics, Inc. and Zavante Therapeutics, Inc. and previously served on the board of directors of Civitas Therapeutics, Inc. and Precision Therapeutics, Inc. Dr. Hirsch holds a Ph.D. in Biology from the Massachusetts Institute of Technology, an M.D. from Harvard Medical School and a B.A. in Biology from The Johns Hopkins University. Our Board has concluded that Dr. Hirsch should serve as a director of the Company based on Dr. Hirsch’s perspective and experience as an investor and board member in the life sciences industry, as well as his strong medical and scientific background.

David R. Hoffmann, age 73, has been a director of the Company since April 2007. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992 and Director of Accounting/Finance from 1976 to 1982. Since 2003, Mr. Hoffmann has served as the Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefit consulting. He serves on the board of directors of DURECT Corporation. Mr. Hoffmann holds a B.S. in Business Administration from the University of Colorado. Our Board has concluded that Mr. Hoffmann should serve as a director of the Company based on Mr. Hoffmann’s financial expertise and industry experience. Our Board has determined that Mr. Hoffmann qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

Kevin M. Lalande, age 45, has been a director of the Company effective as of the Merger in August 2017. Mr. Lalande served on the board of directors of Private Molecular since 2009. Mr. Lalande is a founder and Managing Director of Santé Ventures, a venture capital firm. Prior to founding Santé Ventures in 2006, Mr. Lalande spent seven years with Austin Ventures. Before joining Austin Ventures, Mr. Lalande was a management consultant with McKinsey & Company. Mr. Lalande served as a director of LDR Holdings from 2005 to 2016. Mr. Lalande holds a B.S. in Electrical and Computer Engineering from Brigham Young University and an M.B.A. with Highest Distinction from the Harvard Business School. Our Board has concluded that Mr. Lalande should serve as a director of the Company based on his substantial experience as a venture capitalist and as a director of a number of privately-held companies.

Class I Directors

Eric E. Poma, Ph.D., age 46, has been a director of the Company effective as of the Merger in August 2017. Dr. Poma is the Chief Executive Officer and Chief Scientific Officer of the Company and founded Private Molecular in February 2009, serving on its board of directors since its inception. From March 2005 until September 2008, Dr. Poma was Vice President of Business Development of Innovive Pharmaceuticals (acquired by Cytrx Corporation), a biotechnology company. From 2001 to 2005, he served as the Associate Vice President of Business Development at ImClone Systems, Inc. (now Eli Lilly and Company), a biotechnology company focused on antibody therapeutics. As the founder of Private Molecular and in his role as Chief Scientific Officer, he led the invention of technology underlying the Company’s platform technology and what constitutes the whole of the Company’s current lead and preclinical pipeline candidates. Dr. Poma received his Ph.D. in Microbiology and Immunology and B.A. in Biology and from the University of North Carolina at Chapel Hill and his M.B.A. from New York University. Our Board has concluded that Dr. Poma should serve as a director of the Company based on Dr. Poma’s direct involvement in the creation of, and knowledge of, our technology platform and extensive experience in the industry, which provides invaluable insight to our Board on matters involving the Company and its future goals. Our Board has concluded that having the Chief Executive Officer as a director is an optimal way of ensuring the most efficient execution and development of the Company’s business goals and strategies.

Harold E. Selick, Ph.D., age 64, is chairman of the Company’s Board, on which he has served since June 2002. He is currently the Vice Chancellor of Business Development, Innovation and Partnerships at the University of California, San Francisco, a position that he has held since April 2017. Previously, Dr. Selick served as Pre-Merger Threshold’s Chief Executive Officer from June 2002 until March 31, 2017. From June 2002 until July 2007, Dr. Selick was also a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation and its wholly-owned subsidiary, Camitro UK, Ltd, biotechnology companies. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax he held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. As a staff scientist at Protein Design Labs, Inc. (now PDL BioPharma, Inc., or PDL) he co-invented the technology underlying the creation of fully humanized antibody therapeutics and applied that to PDL’s first product, Zenapax (daclizumab), which was initially developed and commercialized by Roche for the prevention of kidney transplant rejection and more recently developed by Biogen and AbbVie and approved as Zinbryta for treatment of adults with relapsing forms of multiple sclerosis. Dr. Selick serves as lead director of PDL, a public company, and is chairman of the board of directors of Catalyst Biosciences and Protagonist Therapeutics, both public drug discovery and development companies. Dr. Selick received his B.A. in Biophysics and Ph.D. in Biology from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco. Our Board has concluded that Dr. Selick should serve as a director of the Company based on Dr. Selick’s extensive experience and industry knowledge.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2017, there were seven meetings of our Board, and the various committees of the Board met a total of eight times. None of our incumbent directors attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2017. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders. Five directors attended our annual meeting of stockholders held in 2017.

Audit Committee. Our Audit Committee met six times during fiscal 2017. This committee currently has three members, David R. Hoffmann (Chairman), David Hirsch and Scott Morenstein. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The board has determined that Dr. Hirsch is independent even though he falls outside the “safe harbor” definition set forth in Rule 10A-3(e)(1)(ii) under the Exchange Act because Longitude Venture Partners III, L.P. and its affiliates own in excess of 10% of our common stock. Among other things, the board considered Dr. Hirsch’s history of service and the percentage of common stock held by others, and it determined that he is not an “affiliated person” of our company who would be ineligible to serve on the Audit Committee. The board has determined that Mr. Hoffmann is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.mtem.com.

Compensation Committee. Our Compensation Committee met two times during fiscal 2017. This committee currently has two members, Kevin Lalande (Chairman) and David Hirsch. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2014 Equity Incentive Plan, as amended, our 2009 Stock Plan, as amended, our 2004 Amended and Restated Equity Incentive Plan, and our Amended and Restated 2004 Employee Stock Purchase Plan. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Company’s equity incentive plans, including the proposed 2018 Equity Incentive Plan, to a special committee consisting of one or more directors who may, but need not, be officers of the Company. On December 11, 2017, the Compensation Committee delegated such authority under the Company’s 2014 Equity Incentive Plan, as amended, to Eric E. Poma, Ph.D., the Chief Executive Officer of the Company, and expects to grant the same authority to Dr. Poma under the proposed 2018 Equity Incentive Plan.

The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends to the Board of Directors the compensation of these officers based on such evaluations.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Haigh & Company, a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. Haigh & Company performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. Haigh & Company assists the Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group each year. Haigh & Company also assists the Committee in benchmarking our director compensation program and practices against those of our peers.

The Compensation Committee has authorized Haigh & Company to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and Haigh & Company is included in discussions with management and, when applicable, the Compensation Committee’s outside legal counsel on matters being brought to the Compensation Committee for consideration.

It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant. In fiscal year 2017, Haigh & Company only did work for the Compensation Committee. In compliance with the SEC and the corporate governance rules of The Nasdaq Stock Market, Haigh & Company provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Haigh & Company and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.mtem.com.

Nominating and Governance Committee. Our Nominating and Governance Committee did not meet during fiscal 2017. The committee currently has two members, Kevin Lalande (Chairman) and David Hirsch. Our Board has determined that all members of the Nominating and Governance Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating and Governance Committee’s responsibilities are set forth in the Nominating and Governance Committee’s written charter and include:

•	evaluating and making recommendations to the full Board as to the composition, organization and governance of the Board and its committees,

•	evaluating and making recommendations as to director candidates,

•	overseeing the evaluation of the Board,

•	overseeing the process for CEO and other executive officer succession planning, and

•	developing and recommending the corporate governance guidelines for the Company.

Generally, our Nominating and Governance Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating and Governance Committee will evaluate a candidate’s qualifications in accordance with the criteria set forth in our Corporate Governance Guidelines. Our Nominating and Governance Committee has not adopted a formal policy regarding board diversity, but our Corporate Governance Guidelines provide that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to the Board, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Corporate Governance Guidelines. Any such recommendation should be made in writing to the Nominating and Governance Committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	all information relating to such person that would be required to be disclosed in a proxy statement;

•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors; and

•	written consent to serving as a director if elected from the proposed nominee.

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. The guidelines provide that:

•	our Board’s principal responsibility is to oversee the management of our company;

•	except as required by Nasdaq rules, a majority of the members of our Board must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors; and

•	our Nominating And Governance Committee will oversee periodic self-evaluations of the board to determine whether it and its committees are functioning effectively.

Copies of the Nominating and Governance Committee’s written charter and our Corporate Governance Guidelines are publicly available on the Company’s website at www.mtem.com.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement the role of Lead Independent Director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Our current Board leadership structure separates the positions of Chief Executive Officer and Board Chairman. The Board believes that this separation is appropriate for the organization at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for the our operations and strategic direction, while our Board Chairman, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight.

While the Board believes that this is the most appropriate structure at this time, the Board retains the authority to change the Board structure, including the possibility of combining the Chief Executive Officer and Board Chairman position, if it deems such a change to be appropriate in the future.

Our Board of Director’s Role in Risk Oversight

The Board of Director’s role in risk oversight includes receiving periodic department reports from the functional head of each department, which highlights areas of material risk identified by each department head. The report prepared by our internal program management department highlights risks that pertain to our most advanced programs, and includes the probability of risk occurrence, the likely impact of the risk and any mitigating steps being taken. In addition to providing these periodic reports, representatives from company management are typically invited to participate in Board meetings and provide updates on identified risks at such meetings. Pursuant to the Audit Committee charter, the Board has delegated to the Audit Committee the duty to inquire of management and the independent auditors about significant risks or exposures facing the company. The Audit Committee reports to the full Board the outcome of risk-related inquiries, to the extent that such risks had not been previously identified to the Board through periodic reports or at Board meetings.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at info@mtem.com. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 9301 Amberglen Blvd, Suite 100, Austin, Texas 78729. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings

•	resumes and other forms of job inquiries

•	surveys

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with all of our executive officers, and all of our executive officers are at-will employees.

Name	Age	Position

Jason S. Kim	43	President and Chief Operating Officer

Adam D. Cutler	43	Chief Financial Officer and Treasurer

Jason S. Kim

Jason S. Kim, 43, is President and Chief Operating Officer of the Company. Mr. Kim joined Private Molecular in February 2010 and served as its President and Chief Financial Officer until the completion of the Merger. From 2009 to 2011, Mr. Kim served as Director, Business and Corporate Development for OSI

Pharmaceuticals (now Astellas Pharma US, Inc.), an oncology focused biotechnology company. Prior to 2009, Mr. Kim served as an Investment Associate for Domain Associates, LLC, a venture capital firm focused on investments in the biotechnology industry. From 2003 to 2006, Mr. Kim also served as Director, Business Development for ImClone Systems Incorporated (now Eli Lilly and Company), a biotechnology company focused on antibody therapeutics. Mr. Kim received his B.A. in neuroscience and behavior from Wesleyan University and an M.B.A. from the Wharton School, University of Pennsylvania.

Adam D. Cutler

Adam D. Cutler, 43, is the Chief Financial Officer and Treasurer of the Company since his appointment in November 2017. From 2015 to 2017, Mr. Cutler served as Senior Vice President of Corporate Affairs at Arbutus Biopharma, where he was responsible for designing and executing investor relations programs as well as contributing to the company’s business development and corporate finance efforts. From 2012 to 2015, Mr. Cutler was a Managing Director for The Trout Group LLC and Trout Capital LLC, where he executed financings and advised public and private life science companies on investor relations and capital raising strategies. From 2011 to 2012, Mr. Cutler was Director and Senior Biotechnology Analyst for Credit Suisse, where he led the small and mid-cap biotechnology equity research team. From 2007 to 2011, he was Managing Director and Senior Biotechnology Analyst for Canaccord Genuity. Prior to that, he held Biotechnology Analyst positions at JMP Securities LLC and at Bank of America Merrill Lynch (f/k/a Bank of America Securities). He also worked in healthcare consulting as an Analyst for The Frankel Group and a Consultant for Ernst & Young LLP. Mr. Cutler currently serves on the board of directors for Inmed Pharmaceuticals, a preclinical stage biopharmaceutical company specializing in the research and development of novel, cannabinoid-based prescription drug therapies utilizing novel drug delivery systems. He earned his Bachelor of Arts degree in Economics from Brandeis University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2017, and 2016 to (1) our Chief Executive Officer, (2) pre-Merger Threshold’s chief executive officers who served during 2017, and (3) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Eric E. Poma, Ph.D., Chief Executive Officer and Chief Scientific Officer (3)	2017	448,167	230,583	2,162,738	450	2,841,938
	2016	400,000	200,000	—	6,536	606,536
Jason S. Kim, President and Chief Operating Officer (4)	2017	357,365	143,884	1,081,369	442	1,583,060

	2016	325,000	113,750	—	5,992	444,742
Adam D. Cutler, Chief Financial Officer (5)	2017	51,885	72,167 (6)	1,515,375	—	1,639,427
	2016	—	—	—	—	—
Harold E. Selick, Ph.D., Former Chief Executive Officer (7)	2017	165,350	—	196,600	1,180,434	1,542,584
	2016	575,000	—	349,280	1,980	926,260
Wilfred E. Jaeger, M.D., Former Interim Chief Executive Officer (8)	2017	93,750	—	—	—	93,750
	2016	55,000	—	10,574	—	65,574

(1)	These amounts represent the aggregate grant date fair value of options granted to each officer in 2017 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 13 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended 2017.
(2)	In 2017, these amounts represent life insurance premiums paid. In 2016, these amounts represent life insurance premiums paid, and discretionary 401k matching contributions paid by the Company. Dr. Selick received a severance payment upon the merger of $575,000 and a personal time off payout of $79,615, and as part of the transaction, his option exercise window was extended to 2 years from the Merger, resulting in a modification expense of $525,519.
(3)	Dr. Poma became Chief Executive Officer of the Company on August 1, 2017, effective as of the effective time of the Merger.
(4)	Mr. Kim became President and Chief Operating Officer of the Company on August 1, 2017, effective as of the effective time of the Merger.
(5)	Mr. Cutler commenced employment on November 13, 2017.
(6)	On November 30, 2017, we awarded a cash bonus of $50,000 to Mr. Cutler, as part of a $100,000 signing bonus, 50% of which was due and paid in fiscal year 2017, and another 50%, or $50,000 will be earned and due on May 31, 2018. Mr. Cutler’s 2017 bonus was prorated based on his start date of November 13, 2017.
(7)	On March 16, 2017, Dr. Selick resigned as the Company’s Chief Executive Officer, effective March 31, 2017. Of the 2017 compensation disclosed, Dr. Selick earned $143,750 as the Chief Executive Officer, and $21,600 as a director of the Company for service provided following his resignation as Chief Executive Officer. Dr. Selick’s 2017 option grant was solely for his services as a director.
(8)	On March 16, 2017, the Board appointed Dr. Jaeger to serve as interim Chief Executive Officer of the Company, effective April 1, 2017. Dr. Jaeger resigned as interim Chief Executive Officer on August 1, 2017, immediately prior to the effective time of the Merger. Of the 2017 compensation disclosed, Dr. Jaeger earned $80,000 as the Chief Executive Officer and $13,750 as a director of Pre-Merger Threshold. In 2016, Dr. Jaeger served as a director of Pre-Merger Threshold and received the compensation set forth in this table in 2016 solely for services as director.

Narrative Disclosure To Summary Compensation Table

Eric E. Poma, Ph.D.

Effective as of the effective time of the Merger, the Company’s Board appointed Dr. Poma as Chief Executive Officer and Chief Scientific Officer of the Company. Prior to the completion of the Merger, Dr. Poma was Chief Executive Officer and Chief Scientific Officer of Private Molecular. Private Molecular entered into an employment agreement with Dr. Poma on April 22, 2016. The agreement provided for a base salary of $412,000 and an annual cash incentive bonus targeted at between 35% to 50% of his base salary awarded at the discretion of the Company’s Board. In October 2017, Dr. Poma’s base salary was increased to $500,000 effective as of August 1, 2017 and his annual cash incentive bonus target for October 1, 2017 through December 31, 2017 was changed to 50% of his new base salary. Dr. Poma is also eligible to participate in the employee benefit plans available to the Company’s employees, subject to the terms of those plans.

On January 31, 2018, the Company awarded a cash bonus of $230,583 to Dr. Poma, which represents 103% of his target bonus.

The Company granted an option to purchase 275,000 shares of common stock on October 9, 2017 to Dr. Poma. These grants vest 25% on October 9, 2018, then equally over the 36 following months, fully vesting on October 9, 2021.

Dr. Poma is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “—Potential Payments upon Termination or Change of Control.”

Jason S. Kim

Mr. Kim joined Private Molecular in February 2010 and served as its President and Chief Financial Officer until the completion of the Merger. Following the Merger, he became President and Chief Operating Officer of the Company. Private Molecular entered into an employment agreement with Mr. Kim on April 22, 2016. The agreement provided for a base salary of $334,750 in 2017 and an annual cash incentive bonus targeted at 35% of his base salary awarded at the discretion of the Company’s Board. In October 2017, Mr. Kim’s base salary was increased to $390,000 effective as of August 1, 2017 and his annual cash incentive bonus target for October 1, 2017 through December 31, 2017 was increased to 40% of his new base salary. Mr. Kim is also eligible to participate in the employee benefit plans available to the Company’s employees, subject to the terms of those plans.

On January 31, 2018, the Company awarded a cash bonus of $143,884 to Mr. Kim, which represents 101% of his target bonus.

The Company granted an option to purchase 137,500 shares of common stock on October 9, 2017 to Mr. Kim. These grants vest 25% on October 9, 2018, then equally over the 36 following months, fully vesting on October 9, 2021.

Mr. Kim is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “—Potential Payments upon Termination or Change of Control.”

Adam D. Cutler

The Company entered into an employment agreement with Mr. Cutler on November 13, 2017. The agreement provides for an initial base salary of $380,000, and Mr. Cutler is eligible to receive a target discretionary annual bonus of 35% of his base salary, which was prorated for 2017. On January 31, 2018, the Company awarded a cash bonus of $22,167 to Mr. Cutler, which represents 133% of his target bonus. On

November 30, 2017, the Company awarded a cash bonus of $50,000 to Mr. Cutler, as part of a $100,000 signing bonus, 50% of which was due and paid in fiscal year 2017, and another 50%, or $50,000 will be earned and due in May 31, 2018.

In connection with the commencement of his employment, the Company granted an option to purchase 225,000 shares of common stock on November 13, 2017 to Mr. Cutler. This grant vests 25% on November 13, 2018, then equally over the 36 following months, fully vesting on November 13, 2021.

Mr. Cutler is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “—Potential Payments upon Termination or Change of Control.”

Harold E. Selick, Ph.D.

Dr. Selick served as Chief Executive Office and chairman of the board of directors of Pre-Merger Threshold until March 31, 2017. Pre-Merger Threshold did not have an employment agreement with Dr. Selick. In connection with his service as a named executive officer, Dr. Selick was eligible for annual salary increases, cash bonus awards and discretionary stock option awards. In 2017, Dr. Selick received a salary of $143,000 and severance of $575,000 for his service as Chief Executive Officer. On March 16, 2017, Dr. Selick resigned as the Company’s Chief Executive Officer, effective March 31, 2017.

Dr. Selick received certain benefits in connection with the Merger as discussed below under “—Potential Payments upon Termination or Change of Control.”

Following the Merger, Dr. Selick continued to serve as chairman of the Board. In 2017, Dr. Selick received $21,600 and 25,000 stock options in connection with his service as a director.

Wilfred E. Jaeger, M.D.

On March 16, 2017, the Board appointed Dr. Jaeger, who was serving as a member of the board of directors, to serve as interim Chief Executive Officer of the Company, effective April 1, 2017. Dr. Jaeger was paid a monthly salary of $20,000 for his service as interim Chief Executive Officer. In connection with his appointment as interim Chief Executive Officer, Dr. Jaeger resigned from all Board committees and upon commencement of his service as interim Chief Executive Officer, Dr. Jaeger no longer received compensation as a non-employee member of the Board. There were no equity awards made to Dr. Jaeger in connection with his appointment as interim Chief Executive Officer of the Company.

Dr. Jaeger resigned as interim Chief Executive Officer on August 1, 2017, immediately prior to the effective time of the Merger.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2017, to each of the executive officers named in the Summary Compensation Table.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Eric E. Poma, Ph.D.	152,945 (1) 90,514 (2) 34,156 (3) 220,560 (4) — (5)	— — — — 275,000	0.42 0.71 0.71 1.27 9.40	2/22/2019 7/11/2021 7/9/2022 11/18/2024 10/8/2027

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Jason S. Kim	54,136 (6) 32,038 (7) 12,089 (8) 78,069 (9) — (5)	— — — — 137,500	0.42 0.71 0.71 1.27 9.40	3/8/2020 7/11/2021 7/9/2022 11/18/2024 10/8/2027
Adam D. Cutler	— (10)	225,000	8.05	11/12/2027
Harold E. Selick, Ph.D.	3,786 (11) 6,363 (12) 71,363 (13) 36,363 (14) 29,544 (15) 32,727 (16) 29,545 (17) 36,363 (17) 72,726 (17) — (18)	— — — — — — — — — 25,000	14.30 8.69 15.84 18.04 79.42 55.99 39.82 48.73 5.83 9.40	2/26/2018 1/8/2019 5/24/2020 6/6/2021 4/5/2022 3/12/2023 5/15/2024 2/25/2025 3/13/2026 10/8/2027
Wilfred E. Jaeger, M.D.	—	—	—	—

(1)	On February 23, 2009, Dr. Poma was granted an option to purchase 216,125 shares of common stock of Private Molecular under the 2009 Stock Plan, as amended, at an exercise price of $0.30 per share. In connection with the Merger, this option was converted into an option to purchase 152,945 shares of the Company’s common stock at a per share exercise price of $0.42. This award was fully vested on February 23, 2014.
(2)	On July 12, 2011, Dr. Poma was granted an option to purchase 127,904 shares of common stock of Private Molecular under the 2009 Stock Plan, as amended, at an exercise price of $0.50 per share. In connection with the Merger, this option was converted into an option to purchase 90,514 shares of the Company’s common stock at a per share exercise price of $0.71. This award was fully vested on July 12, 2016.
(3)	On July 10, 2012, Dr. Poma was granted an option to purchase 48,266 shares of common stock of Private Molecular under the 2009 Stock Plan, as amended, at an exercise price of $0.50 per share. In connection with the Merger, this option was converted into an option to purchase 34,156 shares of the Company’s common stock at a per share exercise price of $0.71. This award was fully vested on December 5, 2016.
(4)	On November 19, 2014, Dr. Poma was granted an option to purchase 311,670 shares of common stock of Private Molecular under the 2009 Stock Plan, as amended, at an exercise price of $0.90 per share. In connection with the Merger, this option was converted into an option to purchase 220,560 shares of the Company’s common stock at a per share exercise price of $1.27. This award was fully vested on September 19, 2017.
(5)	Dr. Poma and Mr. Kim were awarded options to purchase 275,000 and 137,500 shares of common stock on October 9, 2017, respectively. These awards vest 25% on October 9, 2018, and 2.1% monthly thereafter through October 9, 2021, provided that at the relevant vesting dates the executive continues his service to the Company.
(6)	On March 9, 2010, Mr. Kim was granted an option to purchase 76,500 shares of common stock of Private Molecular under the 2009 Stock Plan, as amended, at an exercise price of $0.30 per share. In connection with the Merger, this option was converted into an option to purchase 54,136 shares of the Company’s common stock at a per share exercise price of $0.42. This award was fully vested on March 20, 2013.

(7)	On July 12, 2011, Mr. Kim was granted an option to purchase 45,273 shares of common stock of Private Molecular under the 2009 Stock Plan, as amended, at an exercise price of $0.50 per share. In connection with the Merger, this option was converted into an option to purchase 32,038 shares of the Company’s common stock at a per share exercise price of $0.71. This award was fully vested on July 12, 2016.
(8)	On July 10, 2012, Mr. Kim was granted an option to purchase 17,084 shares of common stock of Private Molecular under the 2009 Stock Plan, as amended, at an exercise price of $0.50 per share. In connection with the Merger, this option was converted into an option to purchase 12,089 shares of the Company’s common stock at a per share exercise price of $0.71. This award was fully vested on December 5, 2016.
(9)	On November 19, 2014, Mr. Kim was granted an option to purchase 110,319 shares of common stock of Private Molecular under the 2009 Stock Plan, as amended, at an exercise price of $0.90 per share. In connection with the Merger, this option was converted into an option to purchase 78,069 shares of the Company’s common stock at a per share exercise price of $1.27. This award was fully vested on September 19, 2017.
(10)	Mr. Cutler was awarded an option to purchase 225,000 shares of common stock on November 13, 2017. These awards vest 25% on November 13, 2018, and 2.1% monthly thereafter through November 13, 2021, provided that at the relevant vesting dates the executive continues his service to the Company.
(11)	This award expired by its terms on February 26, 2018.
(12)	This award was fully vested on December 9, 2010.
(13)	This award was fully vested on May 25, 2014.
(14)	This award was fully vested on June 7, 2015.
(15)	This award was fully vested on April 6, 2016.
(16)	This award was fully vested on March 13, 2017.
(17)	This award was fully vested on August 1, 2017 in connection with the Merger.
(18)	Dr. Selick was awarded options to purchase 25,000 shares of common stock on October 9, 2017. This award vests 50% on October 9, 2018 and 50% on October 9, 2019.

Option Exercises and Stock Vested in 2017

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2017.

Option awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)
Name (a)	(b)	(c)
Eric E. Poma, Ph.D.	—	—
Jason S. Kim	—	—
Adam D. Cutler	—	—
Harold E. Selick, Ph.D.	—	—
Wilfred E. Jaeger, M.D.	3,181	9,543

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Potential Payments upon Termination or Change-In-Control

Eric E. Poma, Ph.D.

If Dr. Poma’s employment is terminated for Cause, death, Disability, or non-renewal or expiration of the employment term, or if Dr. Poma voluntarily resigns without Good Reason, he shall be entitled to: (i) his base salary through the effective date of termination; (ii) the right to continue health care benefits under COBRA, at his cost, to the extent required and available by law; (iii) reimbursement of expenses for which he is entitled to be reimbursed, but for which he has not yet been reimbursed; and (iv) no other severance or benefits of any kind, unless required by law or pursuant to any other Company plans or policies, as then in effect. “Disability” means that Dr. Poma, at the time notice is given, has been unable to substantially perform his duties under the employment agreement for not less than one-hundred and twenty (120) work days within a twelve (12) consecutive month period as a result of his incapacity due to a physical or mental condition and, if reasonable accommodation is required by law, after any reasonable accommodation.

If Dr. Poma is terminated by the Company involuntarily without Cause (excluding any termination due to death or Disability) or if Dr. Poma resigns with Good Reason, then he shall be entitled to receive: (A) his base salary through the date of termination; (b) continuing severance pay at a rate equal to one-hundred percent (100%) of his base salary, as then in effect (less applicable withholding), for a period of nine (9) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll practices; (C) reimbursement of all expenses for which he is entitled to be reimbursed, but for which he has not yet been reimbursed; (D) the right to continue health care benefits under COBRA, at his cost, to the extent required and available by law; and (E) no other severance or benefits of any kind, unless required by law or pursuant to any written Company plans or policies, as then in effect.

As defined in Dr. Poma’s employment agreement, “Cause” means (i) Dr. Poma’s continued failure to substantially perform the duties and obligations under the employment agreement (for reasons other than death or Disability); (ii) the commission by Dr. Poma of (x) an act of dishonesty or act constituting common law fraud, embezzlement or a felony, or (y) any violation of federal or state law, tortious act, unlawful act or malfeasance which causes or reasonably could cause material harm to the Company’s standing, condition or reputation; (iii) the Executive’s violation of, or a plea of nolo contendere or guilty to, a felony under the laws of the United States or any state; or (iv) the Executive’s material breach of the terms of this Agreement or the EPIA. With respect to subsection (i) above, before the Company can terminate Executive for Cause for the continued failure to substantially perform his duties, the Company must provide Executive with written notice of the grounds for Cause and provide Executive no less than thirty (30) days from the date of the notice (the “Cure Period”) to cure the deficiencies in his performance and avoid termination. If Executive cures the conditions giving rise to Cause for termination within the Cure Period but the Company terminates Executive’s employment during or at the end of the Cure Period, Executive will be entitled to the severance payments and/or benefits contemplated by Section 9 above.

As defined in Dr. Poma’s employment agreement, “Good Reason” means, without Dr. Poma’s written consent: (i) there is a material reduction in his base salary (except where there is a general reduction applicable to the management team generally), (ii) there is a material reduction in his overall responsibilities or authority, title, or scope of duties; (iii) a requirement by the Company that he perform an act or not perform an act that he reasonably believes violates a law, rule or regulation or constitutes fraud or violates a clear mandate of public policy or clear principle of professional ethics or (iv) a material change in the geographic location at which he must perform his services; provided, that in no instance will the relocation of Dr. Poma to a facility or a location of fifty (50) miles or less from his then current office location be deemed material for purposes of the employment agreement.

Jason S. Kim

If Mr. Kim’s employment is terminated for Cause, death, Disability, or non-renewal or expiration of the employment term, or if Mr. Kim voluntarily resigns without Good Reason, he shall be entitled to: (i) his base salary through the effective date of termination; (ii) the right to continue health care benefits under COBRA, at his cost, to the extent required and available by law; (iii) reimbursement of expenses for which he is entitled to be reimbursed, but for which he has not yet been reimbursed; and (iv) no other severance or benefits of any kind, unless required by law or pursuant to any other Company plans or policies, as then in effect. “Disability” means that Mr. Kim, at the time notice is given, has been unable to substantially perform his duties under the employment agreement for not less than one-hundred and twenty (120) work days within a twelve (12) consecutive month period as a result of his incapacity due to a physical or mental condition and, if reasonable accommodation is required by law, after any reasonable accommodation.

If Mr. Kim is terminated by the Company involuntarily without Cause (excluding any termination due to death or Disability) or if Mr. Kim resigns with Good Reason, then he shall be entitled to receive: (A) his base salary through the date of termination; (b) continuing severance pay at a rate equal to one-hundred percent (100%) of his base salary, as then in effect (less applicable withholding), for a period of nine (9) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll practices; (C) reimbursement of all expenses for which he is entitled to be reimbursed, but for which he has not yet been reimbursed; (D) the right to continue health care benefits under COBRA, at his cost, to the extent required and available by law; and (E) no other severance or benefits of any kind, unless required by law or pursuant to any written Company plans or policies, as then in effect.

As defined in Mr. Kim’s employment agreement, “Cause” means (i) Mr. Kim’s continued failure to substantially perform the duties and obligations under the employment agreement (for reasons other than death or Disability); (ii) the commission by Mr. Kim of (x) an act of dishonesty or act constituting common law fraud, embezzlement or a felony, or (y) any violation of federal or state law, tortious act, unlawful act or malfeasance which causes or reasonably could cause material harm to the Company’s standing, condition or reputation; (iii) the Executive’s violation of, or a plea of nolo contendere or guilty to, a felony under the laws of the United States or any state; or (iv) the Executive’s material breach of the terms of this Agreement or the EPIA. With respect to subsection (i) above, before the Company can terminate Executive for Cause for the continued failure to substantially perform his duties, the Company must provide Executive with written notice of the grounds for Cause and provide Executive no less than thirty (30) days from the date of the notice (the “Cure Period”) to cure the deficiencies in his performance and avoid termination. If Executive cures the conditions giving rise to Cause for termination within the Cure Period but the Company terminates Executive’s employment during or at the end of the Cure Period, Executive will be entitled to the severance payments and/or benefits contemplated by Section 9 above.

As defined in Mr. Kim’s employment agreement, “Good Reason” means, without Mr. Kim’s written consent: (i) there is a material reduction in his base salary (except where there is a general reduction applicable to the management team generally), (ii) there is a material reduction in his overall responsibilities or authority, title, or scope of duties; (iii) a requirement by the Company that he perform an act or not perform an act that he reasonably believes violates a law, rule or regulation or constitutes fraud or violates a clear mandate of public policy or clear principle of professional ethics or (iv) a material change in the geographic location at which he must perform his services; provided, that in no instance will the relocation of Mr. Kim to a facility or a location of fifty (50) miles or less from his then current office location be deemed material for purposes of the employment agreement.

Adam D. Cutler

If Mr. Cutler’s employment is terminated by the Company for any reason other than for “cause” or by Mr. Cutler for “good reason” (each as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive as severance (i) 100% of his base salary, as then in effect, for a period of nine months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll practices, (ii) a prorated annual target bonus for the year of termination, (iii) 9 months payment of COBRA for continued health care benefits, and (iv) full acceleration of the vesting of all then outstanding equity awards. In the event that Mr. Cutler’s employment is terminated by the Company for any reason other than for “cause” or by Mr. Cutler for “good reason” three months prior or twelve months following a change in control, subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive as severance (i) a lump sum payment equal to his base salary, as then in effect, (ii) an annual target bonus for the year of termination, and (iii) full acceleration of the vesting of all time-based outstanding equity awards.

As defined in Mr. Cutler’s employment agreement, “good reason” means, without Mr. Cutler’s written consent: (i) there is a material reduction in his Base Salary (except where there is a general reduction applicable to the management team generally); (ii) there is a material reduction in his overall responsibilities or authority, title, reporting relationships, or scope of duties; (iii) there is a requirement by the Company that he perform an act or not perform an act that he reasonably believes violates a law, rule or regulation or constitutes fraud or violates a clear mandate of public policy or clear principle of professional ethics; (iv) there is a failure by the Company to comply with any of the provisions of this letter or to pay or award any sums or awards due under this letter; or (v) there is a material change in the geographic location at which he must perform his services; provided, that in no instance will the relocation of Mr. Cutler to a facility or a location of thirty (30) miles or less from his then current office location be deemed material for purposes of the employment agreement.

Harold E. Selick, Ph.D.

In December 2004, Pre-Merger Threshold entered into a change of control severance agreement with Dr. Selick, which was amended and restated in November 2008, and further amended and restated in April 2012. The agreement provided that if Dr. Selick’s employment was involuntarily terminated (which generally meant his resignation following a material reduction in his duties, position or responsibilities, a material reduction in base salary, a relocation of work location, any termination other than for cause or for which there lacks valid grounds or failure by any successor to the company to assume the terms of his change of control severance agreement), then he would be entitled to a lump sum cash severance payment equivalent to 12 months base salary as in effect as of the date of termination. The agreement also provided that if Dr. Selick was involuntarily terminated within 18 months following a change of control of Threshold, then he would be entitled to the following enhanced change of control severance benefits: a lump sum payment equivalent to 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurred; payment of the full amount of Dr. Selick’s target bonus for the calendar year of termination plus a pro rata portion (based on the number of full weeks during such year) of the amount of such bonus or, if no target bonus had been established, an amount equal to Dr. Selick’s bonus in the prior year plus a pro rata portion (based on the number of full weeks during such year) of the amount of such bonus; immediate acceleration and vesting of all stock options or other awards granted prior to the change of control; the termination of Threshold’s right to repurchase shares of restricted stock purchased prior to the change of control; extension of the exercise period for stock options granted prior to the change of control to two years following the date of termination; and up to 12 months of health benefits.

In connection with the Merger, upon the recommendation of the Compensation Committee, the Pre-Merger Threshold Board deemed Dr. Selick’s resignation as Chief Executive Officer effective March 31, 2017 to be an “involuntary termination” for purposes of his change of control severance agreement, but only if the Merger occurred within six months following March 31, 2017 and he remained as Chairman of the board through the closing of the Merger. Accordingly, Dr. Selick received $575,000 in connection with the Merger.

Wilfred E. Jaeger, M.D.

As a director of Pre-Merger Threshold, Dr. Jaeger’s did not have any unvested stock options at the time of the Merger. Dr. Jaeger did not receive severance for his services as interim Chief Executive Officer of Pre-Merger Threshold.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended 2017 to each of non-employee director of Pre-Merger Threshold or the Company. Directors who are employed by us are not compensated for their service on our Board.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(6)	Total ($)
Harold E. Selick, Ph.D. (2)	—	—	—

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(6)	Total ($)
Michael Broxson (3)	—	—	—
David Hirsch, M.D., Ph.D.	24,700	196,600	221,300
David R. Hoffmann	59,233	196,600	255,833
Kevin Lalande (4)	24,100	196,600	220,700
Scott Morenstein	18,500	196,600	215,100
Jeffrey W. Bird, M.D., Ph.D.	30,333	—	30,333
Wilfred E. Jaeger, M.D. (5)	—	—	—
David R. Parkinson, M.D.	23,917	—	23,917
Bruce C. Cozadd	23,917	—	23,917
George G.C. Parker, Ph.D.	28,583	—	28,583

(1)	These amounts represent the aggregate grant date fair value of options granted to each director in 2017 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 13 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended 2017.
(2)	Dr. Selick was the Chief Executive Officer of the Company for part of 2017 and his compensation is disclosed in the Summary Compensation Table above.
(3)	Mr. Broxson became a board member in August of 2017. Mr. Broxson is an unpaid member of the board, and has earned nor received no compensation, or stock option grants to date.
(4)	Mr. Lalande is a Managing Member of SHVMS, LLC and is obligated to transfer any shares issued to him by the Company, or the economic benefits thereof, to SHVMS, LLC.
(5)	Dr. Jaeger was the interim Chief Executive Officer of the Company for part of 2017 and his compensation is disclosed in the Summary Compensation Table above.
(6)	As of December 31, 2017 the aggregate number of options held by each of our non-employee directors was as follows (representing both exercisable and unexercisable option awards, none of which have been exercised):

Name	Number of Shares Underlying Outstanding Stock Options
David Hirsch, M.D., Ph.D.	25,000
David R. Hoffmann	39,770
Kevin Lalande	25,000
Scott Morenstein	25,000

Director Compensation Policy

The following is a description of the standard compensation arrangements under which our directors are compensated for their service as directors, including as members of the various committees of our board.

The Company generally provides its non-employee directors with cash and equity compensation for their service on the Board. The Board is responsible for considering and approving the compensation paid to the Company’s non-employee directors, upon recommendation from the Compensation Committee. The Compensation Committee reviews the compensation paid to the Company’s non-employee directors with input and market data provided by the Compensation Committee’s outside compensation consultant. In this regard, in March 2015, the Board of Pre-Merger Threshold approved a non-employee director compensation policy, or the director compensation policy, that set forth the terms of the cash and equity compensation to be paid to the Company’s non-employee directors beginning in 2015. In October 2017, the Board amended and restated the director compensation policy. Directors who are also our employees, such as Dr. Poma, will not receive additional compensation for their services as directors.

In 2017, no non-employee director received any equity compensation prior to the Merger. Following the Merger, the Board hired Haigh & Company to review and provide recommendations concerning all of the components of the Company’s director compensation program. Based on Haigh & Company’s review and recommendations, the Board revised the cash and equity components of the director compensation policy. Because the Company did not grant equity to directors prior to the Merger in 2017 in accordance with the director compensation policy then in effect, in October 2017 the Company granted a nonstatutory stock option to purchase 25,000 shares of our common stock to each non-employee director, which amount equated to the number of shares to be issued for newly elected members of the Board, which options vest and become exercisable as to 50% of the shares of common stock subject to the option on each of the first and second anniversaries of the date of grant, rounded down to the nearest whole share, subject to the non-employee director’s continuous service (as defined in our director compensation policy) through such dates.

Pursuant to our director compensation policy, until October 9, 2017, each non-employee director was paid an annual cash retainer of $30,000 for their services. Committee members received additional annual cash retainers as follows:

Committee	Type of Fee	Amount (Per Year)
Audit Committee	Chair Retainer Fee	$20,000
	Non-Chair Retainer Fee	$11,000
Compensation Committee	Chair Retainer Fee	$14,000
	Non-Chair Retainer Fee	$11,000
Nominating and Governance Committee	Chair Retainer Fee	$14,000
	Non-Chair Retainer Fee	$11,000

On October 9, 2017, our director compensation policy was amended to change the annual cash retainers as follows: each non-employee director is paid an annual cash retainer of $30,000 or $40,000 in the case of the chairman, for their services. Committee members receive additional annual cash retainers as follows:

Committee	Type of Fee	Amount (Per Year)
Audit Committee	Chair Retainer Fee	$15,000
	Non-Chair Retainer Fee	$7,500
Compensation Committee	Chair Retainer Fee	$10,000
	Non-Chair Retainer Fee	$5,000
Nominating and Governance Committee	Chair Retainer Fee	$8,000
	Non-Chair Retainer Fee	$4,000

Pursuant to our director compensation policy in effect since October 9, 2017, in each year of a non-employee director’s tenure, the director is granted a nonstatutory stock option to purchase 15,000 shares of our common stock on the date of our annual meeting of stockholders, provided that such individual has served as a non-employee director for at least six months prior to the date of such annual meeting. Upon the initial election or appointment to the Board, new non-employee directors are granted a nonstatutory stock option to purchase 25,000 shares of our common stock. Each initial option grant will vest and become exercisable as to 50% of the shares of common stock subject to the option on each of the first and second anniversaries of the date of grant, rounded down to the nearest whole share, subject to the non-employee director’s continuous service (as defined in our director compensation policy) through such dates. Each annual option grant will vest and become exercisable on the first anniversary of the date of grant, subject to the non-employee director’s continuous service through such dates. All annual and initial stock option grants to our non-employee directors under the director compensation policy fully vest immediately prior to a fundamental transaction or change in control, as such terms are defined in our director compensation policy.

Each non-employee director is entitled to reimbursement from the Company for all reasonable out-of-pocket expenses incurred by the non-employee director in connection with his or her attendance at board and committee meetings.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2017.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,847,258	17.63	637,029
Equity compensation plans not approved by security holders (2)	921,451	0.92	101,667
Total	2,768,709	12.07	738,696

(1)	These plans consist of the 2014 Equity Incentive Plan, as amended; the 2004 Amended and Restated Equity Incentive Plan; and the Amended and Restated 2004 Employee Stock Purchase Plan.
(2)	In August 2017, the Company assumed the Private Molecular 2009 Stock Plan as part of the Merger. The 2009 Stock Plan permits the granting to full or part-time officers, employees, directors, consultants and other key persons as selected from time to time by the administrator in its discretion of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that do not so qualify. The option exercise price of each option is determined by the administrator but may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option is fixed by the administrator and may not exceed 10 years from the date of grant. The administrator determines at what time or times each option may be exercised. In addition, the 2009 Stock Plan permits the granting of restricted stock.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.mtem.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2017, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended 2017 with management and Ernst & Young LLP, our independent registered public accounting firm;

•	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 16- Communications with Audit Committees; and

•	Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Members of the Molecular Templates, Inc. Audit Committee
David R. Hoffmann
David Hirsch
Scott Morenstein

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one report on Form 3, covering one transaction, was filed late by Millennium Pharmaceuticals, Inc.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions.

Concurrent Financing

On August 1, 2017, the Company entered into a Securities Purchase Agreement with Longitude Venture Partners III, L.P., Sante Health Ventures I, L.P., Sante Health Ventures Annex Fund, L.P., Excel Venture Fund II, L.P., CDK Associates, L.L.C. and certain other accredited investors following the completion of the Merger, pursuant to which the Company sold an aggregate of 5,793,063 units having an aggregate purchase price of $40.0 million, each such unit consisting of (i) one share of common stock of the Company and (ii) a warrant to purchase 0.50 shares of common stock of the Company. The financing was pursuant to equity commitment letter agreements entered into by and between the Company and each of the investors in March and June of 2017, and was approved by our stockholders at the annual meeting of stockholders held on July 31, 2017. The purchase price per unit was $6.9048 (giving effect to the Reverse Split). The warrants are exercisable for a period of seven years from the date of their issuance at a per-share exercise price of $6.8423 (which exercise price shall be payable in cash or through a “cashless” exercise mechanic), subject to certain adjustments as specified in the warrants. David Hirsch, a director of the Company, is a member of Longitude Capital Partners III, LLC, the general partner of Longitude Venture Partners III, L.P., Kevin Lalande, a director of the Company is affiliated with Sante Health Ventures I, L.P. and Sante Health Ventures Annex Fund, L.P., and Scott Morenstein, a director of the Company is a Managing Director of Caxton Alternative Management LP, the investment manager of CDK Associates, L.L.C.

Takeda Equity Financing

In connection with the execution of a collaboration and license agreement between Private Molecular and Millennium Pharmaceuticals, Inc., a wholly owned subsidiary of Takeda Pharmaceutical Company Ltd., on June 23, 2017, Takeda entered into a stock purchase agreement with Pre-Merger Threshold and Private Molecular, pursuant to which Takeda agreed to purchase shares of common stock to occur following the consummation of the Merger and the Concurrent Financing. Pursuant to the Takeda Securities Purchase Agreement, on August 1, 2017, following the consummation of the Merger and the Concurrent Financing, the Company sold 2,922,993 shares of common stock to Takeda at a price per share of $6.8423. Michael Broxson, a director of the Company is the Vice President and Head of R&D Business Development for Takeda. Jonathan Lanfear, a director of the Company is the Vice President and Global Head of Oncology & Neuroscience Business Development at Takeda.

Registration Rights Agreement

In connection with the Concurrent Financing and the subsequent consummation of the Takeda Equity Financing, the Company entered into a Registration Rights Agreement with each investor in the Concurrent Financing and Takeda, pursuant to which the Company is obligated, among other things, to file a registration statement with the SEC within 45 days following the closing of the Concurrent Financing and the Takeda Equity Financing for purposes of registering the shares of common stock issued in the Concurrent Financing and the Takeda Financing and the shares of Common Stock issuable upon exercise of the warrants for resale by the Investors, (ii) use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing, and in any event no later than 120 days after the closing of the Concurrent Financing and Takeda Equity Financing, and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Registrant for its failure to satisfy specified filing and effectiveness time periods.

Indemnification Arrangements

Our Certificate of Incorporation and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law. Further, we have entered into separate indemnification agreements with each of our directors and executive officers. Such agreements require us, among other things, to indemnify our directors and officers, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Policies and Procedures for Related Party Transactions

We have adopted a written policy that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

ELECTION OF DIRECTORS

(Notice Item 1)

On April 27, 2018, the Board nominated Jonathan Lanfear and Scott Morenstein for election at the annual meeting. The Board currently consists of seven members, classified into three classes as follows: Eric E. Poma, Ph.D. and Harold E. Selick, Ph.D. constitute a class with a term ending in 2020; Kevin Lalande, David Hirsch, M.D., Ph.D. and David R. Hoffmann constitute a class with a term ending in 2019; and Michael Broxson and Scott Morenstein constitute a class with a term which expires at the upcoming annual meeting. Michael Broxson will not stand for re-election at the end of his current term. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board has voted to nominate Jonathan Lanfear and Scott Morenstein for election at the annual meeting for a term of three years to serve until the 2021 Annual Meeting of Stockholders, and until their respective successors are elected and qualified. The Class I directors (Eric E. Poma, Ph.D. and Harold E. Selick, Ph.D.) and the Class III directors (Kevin Lalande, David Hirsch, M.D., Ph.D. and David R. Hoffmann) will serve until the Annual Meetings of Stockholders to be held in 2020 and 2019, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Jonathan Lanfear and Scott Morenstein. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JONATHAN LANFEAR AND SCOTT MORENSTEIN AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

APPROVAL OF THE COMPANY’S 2018 EQUITY INCENTIVE PLAN

(Notice Item 2)

General

Our Board is requesting that our stockholders approve the adoption of our 2018 Equity Incentive Plan (the “Plan”), which was approved by the Board on April 27, 2018 effective upon stockholder approval at the annual meeting.

The primary purpose of the Plan is to provide the Company with appropriate capacity to issue equity compensation following the closing of the Merger. The Company believes that stock options and other stock-based awards are a critical part of the compensation package offered to new, existing and key employees and is an important tool in its ability to attract and retain talented personnel, particularly following the Merger. The Company recognizes that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. The Board believes that the Plan is appropriate for this purpose, given the combined Company’s needs following the Merger and considering the Company’s overhang, which is a measure of shares subject to stock-based awards outstanding or reserved for future grants as a percentage of shares issued and outstanding (including in the denominator shares subject to stock-based awards outstanding or reserved for future grants). If the Plan is approved, the 2009 Stock Plan, as amended, and the 2014 Equity Incentive Plan, as amended, will be terminated and no new awards will be issued thereunder.

If this proposal is approved:

•	2,000,000 shares of our common stock will be reserved for issuance under the Plan which includes, as of April 30, 2018, 104,184 shares reserved and unallocated under the 2009 Stock Plan, as amended, and 322,290 shares reserved and unallocated under the 2014 Equity Incentive Plan, as amended;

•	additional shares may be issued under the Plan if awards outstanding under the Company’s 2004 Amended and Restated Equity Incentive Plan, 2009 Stock Plan, as amended, and the 2014 Equity Incentive Plan, as amended, are forfeited, cancelled or expire on or after the date of the annual meeting of stockholders; and

•	on the first day of each fiscal year of the Company during the period beginning in fiscal year 2019, and ending on the second day of fiscal year 2028, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to the lesser of (i) 4% of the number of outstanding shares of Common Stock on such date; and (ii) such lesser amount as determined by the Administrator.

As of April 30, 2018, a total of 757,806 options to purchase shares of our common stock are outstanding under our 2009 Stock Plan, as amended; a total of 1,791,686 options to purchase shares of our common stock are outstanding under our 2014 Equity Incentive Plan, as amended; and a total of 354,769 options to purchase shares of our common stock are outstanding under our 2004 Amended and Restated Equity Incentive Plan. No other types of awards are outstanding under our equity incentive plans. As of April 30, 2018, the equity overhang, represented by (a) the sum of all outstanding stock options, plus the number of shares available for issuance pursuant to future awards under the 2004 Amended and Restated Equity Incentive Plan, the 2009 Stock Plan, as amended, and the 2014 Equity Incentive Plan, as amended, as a percentage of (b) the sum of (i) the number of shares of our common stock outstanding as of April 30, 2018, plus (ii) the number of shares described in clause (a) above, was approximately 11.0%. If the Plan is approved by stockholders, the equity overhang would be approximately 15.3%.

The Plan includes the following provisions:

•	No Liberal Share Recycling: Shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the Plan will not again become available for issuance under the Plan.

•	No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

•	No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option and will not exchange such stock option for a new award with a lower (or no) purchase price or for cash.

•	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Dividends: The Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of such dividends or dividend equivalents to be paid upon vesting.

•	Limits on Director Grants: The Plan limits the number of shares to be granted to any non-employee director in any calendar year to an aggregate grant date fair value of $450,000 except for grants made pursuant to an election by a non-employee director to receive a grant of equity in lieu of cash for any cash fees to be received for service on the Board or any committee thereof or in connection with a non-employee director initially joining the Board of Directors.

Reasons for Approval of the Plan

Our Board, the Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Plan will maintain and enhance the key policies and practices adopted by our management and Board to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that our Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. The Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2009 Stock Plan, as amended, and the 2014 Equity Incentive Plan, as amended, (approximately 426,000 as of April 30, 2018) is not sufficient for future granting needs.

The Plan is being submitted to you for approval at the annual meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval by our stockholders of the Plan is also required by the listing rules of The Nasdaq Stock Market.

The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of Material Features of our Plan.

Eligibility. The Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Plan. As of April 10, 2018, there were approximately 53 individuals eligible to participate in the Plan.

Shares Available for Issuance. The Plan provides for the issuance of up to 2,000,000 shares of our common stock (inclusive of the reserves under the 2009 Stock Plan, as amended, and the 2014 Equity Incentive Plan, as amended) plus a number of additional shares to be issued if awards outstanding under our 2014 Equity Incentive Plan, as amended, our 2009 Stock Plan, as amended, and our 2004 Amended and Restated Equity Incentive Plan are cancelled or expire on or after the date of the annual meeting of stockholders. Generally, shares of common stock reserved for awards under the Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. No more than 10,000,000 shares shall be issued as incentive stock options. In no event shall Stock Rights to be granted to any non-employee director under the Plan in any calendar year exceed an aggregate grant date fair value of $450,000 except that the foregoing limitation shall not apply to awards granted (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on the Board or any Committee thereof or (ii) in connection with a non-employee director initially joining the Board.

The Plan provides that on the first day of each fiscal year of the Company during the period beginning in fiscal year 2019, and ending on the second day of fiscal year 2028, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to the lesser of (i) 4% of the number of outstanding shares of Common Stock on such date; and (ii) such lesser amount as determined by the Administrator, subject to a cap limiting any such annual increase to the extent necessary to prevent the overhang from outstanding equity awards and available capacity under the Plan from exceeding 20% of the outstanding shares of the Company.

Stock Options. Stock options granted under the Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates and the term of the option may not be longer than ten years. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

Other Stock-Based Awards. The Plan also authorizes the grant of other types of stock-based compensation including, but not limited to service-based stock awards, performance-based stock awards, stock appreciation rights, phantom stock awards, and stock unit awards. Our Board or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

Plan Administration. In accordance with the terms of the Plan, our Board has authorized our Compensation Committee to administer the Plan. The Compensation Committee may delegate part of its authority and powers under the Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the Plan, our Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board, may, in its sole discretion, take any one or more of the following actions pursuant to our Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•	with respect to stock grants and in lieu of any of the foregoing, our Board or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

However, in the event that the successor corporation refuses to assume or substitute an award:

•	awards consisting of options, SARs and rights to purchase restricted stock will become fully vested and immediately exercisable, including awards that would not otherwise have become vested or exercisable; and

•	all other awards will become fully earned and eligible to receive a payout.

Amendment and Termination. The Plan may be amended by our stockholders. It may also be amended by our Compensation Committee, provided that any amendment approved by our Compensation Committee which is of a scope that requires stockholder approval as required by (i) the rules of the The Nasdaq Stock Market, (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or (iii) for any other reason, is subject to obtaining such stockholder approval. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the Compensation Committee may not without shareholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the Compensation Committee may not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The Plan will expire by its terms on April 27, 2028.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The amounts of future grants under the Plan are not determinable as awards under the Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards.

On April 10, 2018, the closing market price per share of our common stock was $8.96, as reported by The Nasdaq Stock Market.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required for the adoption of our Plan.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE PLAN UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 3)

The Audit Committee has appointed Ernst & Young LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending 2018. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2017. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Ernst & Young LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2018.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2017, and December 31, 2016, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2017	2016
Audit fees:(1)	357,535	404,244
Audit related fees:(2)	—	—
Tax fees:(3)	—	—
All other fees:(4)	—	—

Total	357,535	404,244

(1)	Audit fees consisted of audit services of the annual consolidated financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings, fees associated with SEC registration statements, and accounting consultations related to audit services.
(2)	Audit related fees consisted principally of fees related to the annual audit and the quarterly reviews, but outside the scope of the audit committee approved audit, and agreed upon procedures.
(3)	Tax fees consist principally of assistance with matters related to tax compliance and reporting, tax advice, and tax planning.
(4)	All other fees consist principally of all other permissible work performed by Ernst & Young LLP that does not meet the above category descriptions.

The percentage of services set forth above in the categories that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 100%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit services traditionally performed by an independent registered accounting firm of the annual consolidated financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings, fees associated with SEC registration statements, assistance in responding to SEC comment letters and accounting consultations related to audit services.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 4)

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2019 Annual Meeting of Stockholders.

Our compensation philosophy is designed to align each executive’s compensation with Molecular Templates, Inc. short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2018 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers of Molecular Templates, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.mtem.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2019 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 4, 2019, 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2019 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than December 5, 2018 and no later than January 4, 2019 (not less than 120 days and not more than 150 days prior to the date that is one year from this year’s mailing date). Proposals that are not received in a timely manner will not be voted on at the 2019 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Barbara Ruskin, Molecular Templates, Inc., 9301 Amberglen Blvd, Suite 100, Austin, Texas 78729.

Austin, Texas

April 30, 2018

Appendix A

MOLECULAR TEMPLATES, INC.

2018 EQUITY INCENTIVE PLAN

1. DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Molecular Templates, Inc. 2018 Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term Administrator means the Committee.

Affiliate means a corporation, which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Change of Control means the occurrence of any of the following events:

Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval; or

Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of April 27, 2018, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change of Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.001 par value per share.

Company means Molecular Templates, Inc., a Delaware corporation.

Consultant means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Corporate Transaction means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance-Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.

Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.

Plan means this Molecular Templates, Inc. 2018 Equity Incentive Plan.

Securities Act means the United States Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award, which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2. PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3. SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 2,000,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s 2004 Amended and Restated Equity Incentive Plan, 2009 Stock Plan, as amended, and the 2014 Equity Incentive Plan, as amended, that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after May 31, 2018, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan.

(b) On the first day of each fiscal year of the Company during the period beginning in fiscal year 2019, and ending on the second day of fiscal year 2028, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to the lesser of (i) 4% of the number of outstanding shares of Common Stock on such date; and (iii) an amount determined by the Administrator. However, in no event shall the number of Shares available for issuance under this Plan be increased as set forth in this Subparagraph to the extent such increase, in addition to any other increases proposed by the Board in the number of shares of Common Stock available for issuance under all other employee or director stock plans, including, without limitation, employee stock purchase plans, would result in the total number of shares of Common Stock then available for issuance under all employee and director stock plans exceeding 20% of the outstanding shares of the Company on the first day of the applicable fiscal year.

(c) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender or withholding of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

(d) The maximum number of shares that may be issued as ISOs under the Plan shall be 10,000,000.

4. ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

(a) Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b) Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided however that in no event shall Stock Rights to be granted to any non-employee director under the Plan in any calendar year exceed an aggregate grant date fair value of $450,000 except that the foregoing limitation shall not apply to awards granted (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on the Board or any Committee thereof or (ii) in connection with a non-employee director initially joining the Board of Directors;

(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted provided that no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying Shares;

(e) Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(f) Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards in compliance with (d) above; and

(g) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of potential tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5. ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6. TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a) Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)	Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)	Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)	Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a shareholders agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b) ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum Standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7. TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains;

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

(d) Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

8. TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued, provided that dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents may accrue but shall not be paid prior to and may be paid only to the extent that the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise or base price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9. PERFORMANCE-BASED AWARDS.

The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, and any dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents that accrue shall only be paid in respect of the number of Shares earned in respect of such Performance-Based Award.

10. EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11. PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12. RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14. EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b) Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c) The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e) A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.

(f) Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a) All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b) A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17. EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a) In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18. EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19. EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20. EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a) All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21. EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22. EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23. PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a) The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24. DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25. ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.

(a) Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise, base or purchase price per share and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

(b) Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d) Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

(e) Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may in its discretion refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

(f) Change of Control. In the event that the successor corporation refuses to assume or substitute the Stock Right as set forth in this Paragraph 25, the Participant shall fully vest and become exercisable or earned, if applicable, in each outstanding Stock Right as to which it would not otherwise be vested, exercisable or earned.

If a Stock Right becomes fully vested and exercisable or earned, as applicable in lieu of assumption or substitution in the event of a Corporate Transaction or Change of Control, the Administrator shall notify each Participant in writing or electronically that (i) the Stock Right shall be fully vested and exercisable for a period determined by the Administrator, and all outstanding Stock Rights shall terminate upon the expiration of such period and (ii) any Stock Rights to which shares or other payment shall be due shall be paid out immediately prior to the Corporate Transaction or Change of Control as if fully vested or earned. For the purposes of this paragraph, the Stock Right shall be considered assumed if, following the Corporate Transaction or Change of Control, the assumed Stock Right confers the right to purchase or receive, for each Share subject to a Stock Right immediately prior to the Corporate Transaction or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction or Change of Control by holders of Common Stock for each share of Common Stock they hold on the effective date of the transaction (and if holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Corporate Transaction or Change of Control is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise (or payout or vesting, as applicable) of the Stock Right, for each Share subject to the Stock Right, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Corporate Transaction or Change of Control.

26. ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27. FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28. WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer.

29. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A

Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30. TERMINATION OF THE PLAN.

The Plan will terminate on April 27, 2028, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

31. AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded ISOs under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not without shareholder approval reduce the exercise price of an Option or cancel any outstanding Option in exchange for a replacement option having a lower exercise price, any Stock Grant, any other Stock-Based Award or for cash. In addition, the Administrator not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 31 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

32. EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33. SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

34. INDEMNITY.

Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

35. CLAWBACK.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.

36. GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

ANNUAL MEETING OF MOLECULAR TEMPLATES, INC.

Date: Thursday, May 31, 2018

Time:	08:30 A.M. Eastern Daylight Time
Place:	Molecular Templates, Inc.
Harborside 5, 185 Hudson Street, Suite 1510, Jersey City, NJ 07311
See Voting Instruction on Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors recommends a vote FOR the election of the director nominees in proposal 1 and FOR proposals 2, 3 and 4.
1: Election of Directors	For		Withhold	Directors Recommend
01 Jonathan Lanfear	☐		☐	For
02 Scott Morenstein	☐		☐	For
	For	Against	Abstain
2: Approve the 2018 Equity Incentive Plan.	☐	☐	☐	For
3: Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2018.	☐	☐	☐	For
4: Approve by an advisory vote the compensation of our named executive officers, as disclosed in the accompanying proxy statement.	☐	☐	☐	For
To attend the meeting and vote your shares in person, please mark this box.		☐
Authorized Signatures - This section must be completed for your Instructions to be executed.
Please Sign Here	Please Date Above
Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Molecular Templates, Inc.

to be held on Thursday, May 31, 2018

for Holders as of April 10, 2018

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE
Go To www.proxypush.com/MTEM		866-307-0775
• Cast your vote online. • View meeting documents.	OR MAIL	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Eric E. Poma and Adam D. Cutler, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Molecular Templates, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

All votes must be received by 5:00 P.M., Eastern Time, May 30, 2018.

PROXY TABULATOR FOR

MOLECULAR TEMPLATES, INC.

P.O. BOX 8016

CARY, NC 27512-9903

EVENT #
CLIENT #

Revocable Proxy — Molecular Templates, Inc.

Annual Meeting of Stockholders

Thursday, May 31, 2018, 8:30 A.M. (Eastern Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Eric E. Poma and Adam D. Cutler, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Molecular Templates, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Thursday, May 31, 2018, at 08:30 A.M. EDT at Molecular Templates, Inc. Harborside 5, 185 Hudson Street, Suite 1510, Jersey City, NJ 07311, and any and all adjournments thereof, as set forth below.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Proposal 1 and FOR Proposals 2, 3 and 4.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)